UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 3, 2015

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Net Element, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2015 (the “Original Filing”) in order to correct an error in reporting the grants to Steven Wolberg, the Chief Legal Officer of the Company, of (i) incentive stock options to purchase shares of the Company common stock pursuant to 2013 Equity Incentive Compensation Plan, as amended (the “Options”) and (ii) restricted shares of the Company common stock as performance bonus in reliance on applicable exemption from the securities laws registration requirements and subject to the Company shareholders’ approval (the “Restricted Shares”). Rather than granting 1,800,000 Options and 800,000 Restricted Shares to Steven Wolberg as reported in the Original Fling, the Compensation Committee of the Board of Directors of the Company contemplated granting 1,400,000 Options and 1,000,000 Restricted Shares, as described below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved and authorized grants of the following equity awards to Steven Wolberg, the Chief Legal Officer of the Company:

(i) 1,400,000 qualified options to acquire shares of the Company common stock (subject to vesting on December 8, 2015) pursuant to 2013 Equity Incentive Compensation Plan, as amended; and

(ii) 1,000,000 restricted shares of the Company common stock as performance bonus in reliance on applicable exemption from the securities laws registration requirements and subject to the Company shareholders’ approval for purposes of compliance with the Nasdaq Rule 5635(c); such restricted shares will be not issued and will be deemed forfeited if such shareholders’ approval is not obtained until the end of the Company’s fiscal year 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2015

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer